Kurv ETF Trust N-14

Exhibit 99.16

POWER OF ATTORNEY

We, the undersigned Trustees and officers of Kurv ETF Trust (the “Trust”), hereby severally constitute and appoint DAVID BAUM, MARTIN DOZIER, MUSTAFA ALMUSAWI and ALI DARVISH and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our name and in the capacities indicated below, the Registration Statement on Form N-14, relating to the reorganization of the Kurv Yield Premium Strategy Amazon (AMZN) ETF, Kurv Yield Premium Strategy Apple (APPL) ETF, Kurv Yield Premium Strategy Microsoft (MSFT) ETF, Kurv Yield Premium Strategy Google (GOOGL) ETF, Kurv Yield Premium Strategy Tesla (TSLA) ETF and Kurv Yield Premium Strategy Netflix (NFLX) ETF (each a “Target Fund” and collectively the “Target Funds”), each a series of NEOS ETF Trust, into the Kurv Yield Premium Strategy Amazon (AMZN) ETF, Kurv Yield Premium Strategy Apple (APPL) ETF, Kurv Yield Premium Strategy Microsoft (MSFT) ETF, Kurv Yield Premium Strategy Google (GOOGL) ETF, Kurv Yield Premium Strategy Tesla (TSLA) ETF and Kurv Yield Premium Strategy Netflix (NFLX) ETF, respectively (each an “Acquiring Fund” and collectively the “Acquiring Funds”), each a series of the Trust, and any and all amendments (including pre-effective and post-effective amendments) to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware. Furthermore, the execution of this power of attorney is not intended to, and does not revoke any prior powers of attorney granted by the undersigned.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which together shall constitute one original, as of the date set forth below.

Signature	Title	Date

/s/Howard Chan	Trustee, Chairman, President	July 8, 2024
Howard Chan	and Chief Executive Officer

/s/John Hyland	Trustee	July 8, 2024
John Hyland

/s/Ed McRedmond	Trustee	July 8, 2024
Ed McRedmond

/s/Markus Aakko	Trustee	July 8, 2024
Markus Aakko

/s/Madeline Arment	Treasurer and Principal	July 8, 2024
Madeline Arment	Financial Officer